UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 24, 2008

MICREL, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

California	0-25236	94-2526744
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 Fortune Drive, San Jose, California, 95131

(Address of principal executive offices) (Zip Code)

(408) 944-0800

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2008, the Board of Directors of Micrel, Incorporated (the “Company”) adopted a Share Purchase Rights Plan (the “Rights Plan”). The following description of the terms of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is attached hereto as an exhibit and is incorporated herein by reference.

In connection with the Rights Plan, the Board of Directors of the Company declared a dividend of one preferred share purchase right (the “Rights”) for each outstanding share of common stock, no par value (the “Common Shares”), of the Company outstanding at the close of business on April 15, 2008 (the “Record Date”), and entered into a Rights Plan, dated as of March 24, 2008 (the “Rights Agreement”), with Mellon Investor Services LLC, as Rights Agent, which sets forth the terms of the Rights. Each Right will entitle the registered holder thereof, after the Rights become exercisable and until the first anniversary of their issuance (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-thousandth (1/1000th) of a share of Series A Participating Preferred Stock, no par value (the “Preferred Shares”), at a price of $36.00 per one one-thousandth (1/1000th) of a Preferred Share, subject to certain anti-dilution adjustments (the “Purchase Price”).

Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (with certain limited exceptions) has acquired, or obtained the right to acquire, beneficial ownership of 15% of the Common Shares (which includes for this purpose stock referenced in derivative transactions and securities) at any time after the March 24, 2008 date of adoption of the Rights Plan, or any such person or group that owned 15% or more of such securities as of the date of adoption of the Rights Plan acquires any additional such securities, (an “Acquiring Person”) or (ii) ten (10) business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% of such securities, or any additional such securities in the case or a person or group that owned 15% or more of such securities as of the March 24, 2008 date of adoption of the Rights Plan (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate.

The Rights Agreement provides that the following shall not be deemed to be an “Acquiring Person” for purposes of the Rights Plan: (i) the Company and any Subsidiary of the Company, in each case including, without limitation, the officers and board of directors thereof acting in their fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company, (ii) Raymond D. Zinn and his Affiliates and Associates, (iii) Warren S. Muller and his Affiliates and Associates, (iv) any partnership, limited partnership, syndicate or other group for the purposes of acquiring, owning, voting or disposing of any securities of the Company of which Mr. Zinn, Mr. Muller of any of their respective Affiliates or Associates may be deemed to be a member, or any person with whom Mr. Zinn or Mr. Muller, or any of their respective Affiliates or Associates, has any agreement, arrangement or understanding, whether or not in writing, for the purposes of acquiring, holding, voting or disposing of such securities and (v) any director, officer or employee of the Company or any of its Subsidiaries who may be deemed a member of any such partnership, limited partnership, syndicate or other group.

The Rights will be transferred with and only with the Common Shares until the Distribution Date or earlier redemption or expiration of the Rights. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. The Rights will at no time have any voting rights.

Each Preferred Share purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 1000 times the dividend, if any, declared per Common Share. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a preferential liquidation payment of $1000 per share plus any accrued but unpaid dividends but will be entitled to an aggregate payment of 1000 times the payment made per Common Share. Each Preferred Share will have 1000 votes and will vote together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1000 times the amount received per Common Share. Preferred Shares will not be redeemable. These Rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Share’s dividend, liquidation and voting rights, the value of one one-thousandth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

In the event that a Person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of one Right. In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of one Right.

At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Shares, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, for Common Shares at an exchange rate per Right of the number of Common Shares having an aggregate value equal to the difference between the value of the Common Shares issuable upon the exercise of a Right and the Purchase Price of a Right (subject to adjustment).

The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”) by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will receive the Redemption Price.

The Rights will expire at 5:00 p.m. California time on March 24, 2009, (unless earlier redeemed, exchanged or terminated).

The Purchase Price payable, and the number of one one-thousandths of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company beyond those as an existing shareholder, including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holder of the Rights.

One Right will be distributed to shareholders of the Company for each Common Share owned of record by them on April 15, 2008. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such shares will have attached Rights. The Company has agreed that, from and after the Distribution Date, the Company will reserve 100,000 Preferred Shares initially for issuance upon exercise of the Rights.

The rights are designed to assure that all of the Company’s shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of the Company without paying all shareholders a control premium. The Rights will cause substantial dilution to a person or group that acquires 15% or more of the Company’s stock on terms not approved by the Company’s Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a Person or group has become an Acquiring Person.

The Rights Agreement and the text of the press release announcing the declaration of the Rights, are incorporated herein by reference as exhibits to this Current Report. The foregoing description of the Rights is qualified in its entirety by reference to those exhibits.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Item 1.01 above is incorporated by reference herein. The Rights Agreement, specifying the terms of the Rights, is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Micrel, Incorporated filed a Certificate of Determination (the “Certificate of Determination”) of Series A Participating Preferred Stock with the Secretary of State of the State of California on March 28, 2008. See the description in Item 1.01 (also incorporated by reference in Item 3.03) of this Current Report on Form 8-K for a more complete description of the rights and preferences of the Series A Participating Preferred Stock. A copy of the Certificate of Determination is included as Exhibit 3.5, and of the form of the Certificate of Determination is included in Exhibit 4.2, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.5	Certificate of Determination of Series A Participating Preferred Stock of Micrel, Incorporated, classifying and designating the Series A Participating Preferred Stock, as filed March 28, 2008 with the Secretary of State of the State of California.

4.2	Rights Agreement, dated as of March 24, 2008, between Micrel, Incorporated and Mellon Investor Services LLC, as Rights Agent, which includes the form of Certificate of Determination of the Series A Participating Preferred Stock of Micrel, Incorporated as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Text of Press Release dated March 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2008

MICREL, INCORPORATED

By:	/s/ Richard D. Crowley
Name: Richard D. Crowley
Title: Vice President, Chief Financial Officer

EXHIBIT INDEX

3.5	Certificate of Determination of Series A Participating Preferred Stock of Micrel, Incorporated, classifying and designating the Series A Participating Preferred Stock, as filed March 28, 2008 with the Secretary of State of the State of California.

4.2	Rights Agreement, dated as of March 24, 2008, between Micrel, Incorporated and Mellon Investor Services LLC, as Rights Agent, which includes the form of Certificate of Determination of the Series A Participating Preferred Stock of Micrel, Incorporated as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Text of Press Release dated March 24, 2008.